Exhibit 21.1

List of Subsidiaries

The following is a list of subsidiaries of Salesforce, Inc., omitting certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of January 31, 2026.

Name of Entity	Jurisdiction
Salesforce Argentina S.R.L.	Argentina
Apromore Holding Pty Ltd	Australia
Apromore Pty Ltd	Australia
Informatica Australia Pty Ltd.	Australia
SFDC Australia Pty. Ltd.	Australia
SFDC Austria GmbH	Austria
Informatica Belgie BVBA	Belgium
SFDC Netherlands B.V. Belgium Branch	Belgium
Atonit Tecnologia Da Informação Ltda	Brazil
IS Informatica Software Ltda	Brazil
Salesforce Tecnologia, Ltda.	Brazil
Acumen Solutions Consulting Canada Inc.	Canada
Informatica AllSight ULC	Canada
Informatica Software, Ltd.	Canada
Mobify Research and Development Inc.	Canada
PredictSpring Pos Platform Canada Ltd.	Canada
salesforce.com Canada Corporation	Canada
Tableau Canada Co.	Canada
Salesforce Chile SpA	Chile
Informatica Software Ltd. (Hong Kong) Beijing Rep Office	China
salesforce.com Information Technology (Shanghai) Co., Ltd.	China
Tableau (China) Co., Ltd.	China
Tableau (China) Co., Ltd. Beijing Branch	China
Tableau (China) Co., Ltd. Guangzhou Branch	China
SFDC Colombia S.A.S.	Colombia
INFA Denmark ApS	Denmark
Salesforce.com Danmark, filial af SFDC Sweden AB	Denmark
SFDC Sweden AB, Suomen sivuliike	Finland
Informatica France S.A.S.	France
OwnCompany UK Limited – French Branch	France
salesforce.com France S.A.S.	France
SFDC France Data Centre Sárl	France
Informatica GmbH	Germany
salesforce.com Germany GmbH	Germany
SFDC Germany Data Centre GmbH	Germany
Informatica Software Ltd. (Hong Kong)	Hong Kong
salesforce.com Hong Kong Limited	Hong Kong
ClickSoftware India Private Limited	India
Informatica Business Solutions Private Ltd	India

Name of Entity	Jurisdiction
OwnBackup India Private Limited	India
salesforce.com India Private Limited	India
salesforce.com India Private Limited Bengaluru Branch	India
Salesforce.com India Private Limited Gurgaon Branch	India
salesforce.com India Private Limited Hyderabad Branch	India
salesforce.com India Private Limited Mumbai Branch	India
Slack Technologies India LLP	India
Traction on Demand India Private Limited	India
PT Salesforce Solutions Indonesia	Indonesia
Informatica Group Ireland Unlimited Company	Ireland
Informatica Ireland EMEA Unlimited Company	Ireland
Informatica Ireland Ltd.	Ireland
SFDC Ireland Limited	Ireland
Slack Technologies Limited	Ireland
ClickSoftware Professional Services Ltd.	Israel
ClickSoftware Technologies Ltd.	Israel
Datorama Technologies Ltd.	Israel
Doti.AI Ltd.	Israel
I.D.I. Informatica Data Integration Ltd	Israel
Privitar Israel Ltd.	Israel
salesforce.com Israel Ltd.	Israel
V.G.O.M. Management Ltd.	Israel
Informatica Software Italia S.R.L	Italy
salesforce.com Italy S.r.l.	Italy
Informatica Japan KK	Japan
Salesforce Japan Co., Ltd.	Japan
Salesforce Korea Limited	Korea, Republic of
Informatica Software de Mexico	Mexico
Informatica Software Services de Mexico	Mexico
SFDC Mexico S. de R.L. de C.V.	Mexico
Salesforce Technologies Morocco	Morocco
Informatica Nederland B.V.	Netherlands
Informatica Software Nederland B.V.	Netherlands
SFDC International Holding B.V.	Netherlands
SFDC Netherlands B.V.	Netherlands
Informatica Australia Pty Ltd. New Zealand Branch	New Zealand
SFDC Australia Pty. Ltd. New Zealand Branch	New Zealand
SFDC Norway AS	Norway
Salesforce Technologies Peru S.R.L.	Peru
INFA Software Philippines Corp	Philippines
Salesforce Philippines Corp.	Philippines
Privitar Polska Sp. z.o.o.	Poland
Salesforce Poland Sp. z o.o.	Poland
Info Corp Informatica Portugal Unipessoal Lta	Portugal

Name of Entity	Jurisdiction
SFDC Portugal, Unipessoal LDA	Portugal
Informatica Research & Dev. Center LLC	Russian Federation
Informatica Arabia Information Technology LLC	Saudi Arabia
Salesforce Regional Headquarter Company	Saudi Arabia
SFDC Arabia Company	Saudi Arabia
Informatica S.E.A. Pte. Ltd.	Singapore
Privitar Singapore Pte. Ltd.	Singapore
salesforce.com Singapore Pte. Ltd.	Singapore
Informatica Software Pty Ltd	South Africa
SFDC South Africa (Pty) Limited	South Africa
Informatica Data Integration Iberica	Spain
salesforce Systems Spain, S.L.	Spain
Informatica Sweden AB	Sweden
SFDC Sweden AB	Sweden
Informatica Software (Schweiz) GmbH	Switzerland
Salesforce GFO Sarl	Switzerland
salesforce.com sarl	Switzerland
salesforce Taiwan Limited	Taiwan
Salesforce.com (Thailand) Co., Ltd.	Thailand
Informatica Software DMCC Dubai	United Arab Emirates
Salesforce Middle East FZ-LLC	United Arab Emirates
Convergence Labs Ltd.	United Kingdom
Diaku Limited	United Kingdom
Informatica Development Limited	United Kingdom
Informatica Software Ltd.	United Kingdom
OwnCompany UK Limited	United Kingdom
Privitar Ltd.	United Kingdom
Salesforce UK Limited	United Kingdom
SFDC EMEA Data Centre Limited	United Kingdom
Zoomin Software UK Ltd	United Kingdom
450 Mission LLC	United States of America
Acumen Solutions, Inc.	United States of America
Airkit, LLC	United States of America
Apex Insurance LLC	United States of America
Apromore, Inc.	United States of America
Computable Insights LLC	United States of America
Demandware, LLC	United States of America
Doti Inc.	United States of America
ExactTarget Brazil Holding Company, LLC	United States of America
ExactTarget, LLC	United States of America
Heroku, Inc.	United States of America
Informatica Federal Operations Corp.	United States of America
Informatica Holdco One LLC	United States of America
Informatica Holdco Two LLC	United States of America

Name of Entity	Jurisdiction
Informatica Inc.	United States of America
Informatica International LLC	United States of America
Informatica LLC	United States of America
Inspo Labs Inc.	United States of America
Little Ohana LLC	United States of America
MuleSoft, LLC	United States of America
MuleSoft International, LLC	United States of America
OwnCompany Inc.	United States of America
PredictSpring Inc.	United States of America
Quip LLC	United States of America
Regrello Corp.	United States of America
Salesforce Communications LLC	United States of America
Salesforce Holdings LLC	United States of America
Salesforce IL Holdings, Inc.	United States of America
Salesforce Investments LLC	United States of America
Salesforce Ventures LLC	United States of America
salesforce.com, LLC	United States of America
SFDC 50 Fremont LLC	United States of America
SFDC Holding Co.	United States of America
SFDC Worldwide Holdings, Inc.	United States of America
Slack Fund LLC	United States of America
Slack Technologies, LLC	United States of America
Spindle Technologies, Inc.	United States of America
SummerTown Holdings LLC	United States of America
Tableau Software, LLC	United States of America
Traction on Demand US LLC	United States of America
Waii, Inc.	United States of America
Zoomin Software, Inc.	United States of America